EX-23.2

                    Pollard & Kelley Auditing Services, Inc.
                         3250 W. Market St., Suite 307
                               Fairlawn, OH 44333
                            Phone #: (330) 864-2265
                             Fax #: (970) 944-8018
                           Email - tkelleyinc@aol.com

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Wireless Frontier Internet, Inc.
    Commission File # 000-08281

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Frontier Wireless Internet, Inc. dated February 19, 2004.




                                    /s/ Pollard & Kelley Auditing Services, Inc.
                                        ---------------------------------------
                                        Pollard & Kelley Auditing Services, Inc.

Fairlawn, Ohio
February 19,2004